UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 30, 2017

8point3 Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-37447	47-3298142
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

77 Rio Robles
San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Equity Distribution Agreement

On January 30, 2017, 8point3 Energy Partners LP (the “Partnership”) entered into an Equity Distribution Agreement (the “Distribution Agreement”), by and among the Partnership and 8point3 General Partner, LLC (the “General Partner” and, together with the Partnership, the “Partnership Parties”), on the one hand, and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mizuho Securities USA Inc. (each, a “Manager” and collectively, the “Managers”), on the other hand. Pursuant to the terms of the Distribution Agreement, the Partnership may sell from time to time through the Managers, as the Partnership’s sales agents, the Partnership’s Class A shares representing limited partner interests having an aggregate offering price of up to $125,000,000 (“Class A Shares”). The sales, if any, of the Class A Shares under the Distribution Agreement will be made by means of ordinary broker transactions on the NASDAQ Global Select Market at market prices, in block transactions, or as otherwise agreed upon by the Managers and the Partnership.

Under the terms of the Distribution Agreement, the Partnership may also sell Class A Shares to one or more of the Managers as principal for such Manager’s own account at a price agreed upon at the time of sale. If the Partnership sells Class A Shares to one or more of the Managers as principal, the Partnership will enter into a separate agreement with such Manager and the Partnership will describe such agreement in a separate prospectus supplement or pricing supplement.

The Class A Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Partnership’s shelf registration statement on Form S-3, as amended (Registration No. 333-212366), as supplemented by the Prospectus Supplement dated January 30, 2017 relating to the sale of the Class A Shares (the “Prospectus Supplement”).

The Distribution Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Partnership Parties and the Managers have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. As described in the Prospectus Supplement, the Partnership will use the net proceeds from any sale of the Class A Shares to purchase a number of common units in 8point3 Operating Company, LLC (“OpCo”), the entity that holds the Partnership’s project assets, equal to the number of Class A Shares that are purchased by the Managers pursuant to the Equity Distribution Agreement. OpCo intends to use the net proceeds from any such sales of its common units for general company purposes, which may include, among other things, repaying borrowings under the Stateline Promissory Note (as described in the Prospectus Supplement) or OpCo’s credit facilities, and funding working capital or acquisitions.

As more fully described under the caption “Plan of Distribution” in the Prospectus Supplement, from time to time, the Managers and their respective affiliates have provided, and may in the future continue to provide, various commercial banking, financial advisory, investment banking and other services for the Partnership and its affiliates, for which they have received or may in the future receive customary fees and commissions.

The Distribution Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Distribution Agreement. They are not intended to provide any other factual information about the Partnership, the General Partner or their respective subsidiaries, affiliates, businesses or equity holders. The representations, warranties and covenants contained in the Distribution Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Distribution Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Partnership, the General Partner, or their respective subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

The foregoing description of the Distribution Agreement and the description contained in the Prospectus Supplement are not complete and are qualified in their entirety by reference to the full text of the Distribution Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

1.1	Equity Distribution Agreement dated January 30, 2017 by and among 8point3 Energy Partners LP and 8point3 General Partner, LLC, and the Managers named therein.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

8POINT3 ENERGY PARTNERS LP

By:	8point3 General Partner, LLC, its general partner

By:	/s/ Jason E. Dymbort
Jason E. Dymbort
General Counsel

Date: January 30, 2017

INDEX TO EXHIBITS

Number	Description

1.1	Equity Distribution Agreement dated January 30, 2017 by and among 8point3 Energy Partners LP and 8point3 General Partner, LLC, and the Managers named therein.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

5